UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008 (September 4, 2008)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726 _
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 4, 2008, (the "Issue Date") Qnective, Inc. (the “Company”) entered into an agreement (the "Agreement") for the purchase of a 15% convertible debenture (the “Debenture”) with Mrs. Thea Kunz (the “Investor”). Pursuant to the Debenture, the Investor loaned the principal amount of Two Million and 00/100 U.S. Dollars ($2,000,000) (the "Principal Amount") to the Company.

The Debenture bears interest at the rate of fifteen percent (15%) per annum, and interest is payable quarterly, commencing on December 1, 2008, and payable on each March 1, June 1, September 1, and December 1 (each, an "Interest Payment Date") until September 3, 2011 (the “Maturity Date”).

On or before each Interest Payment Date and until the Maturity Date the Investor may elect to receive the accrued interest due in cash or in shares of common stock of the Company (the "Conversion Shares") in lieu of cash by delivering notice to the Company that it elects to receive Conversion Shares in lieu of cash at least thirty (30) days before an Interest Payment Date (each, an "Interest Notice of Conversion"). The number of Conversion Shares issuable upon each Interest Notice of Conversion shall be determined by computing interest on the Principal Amount from the Issue Date until the Interest Payment Date at the rate of thirty (30%) percent per annum and using a conversion price of $4.00 per share.

On the Maturity Date the Principal Amount due under the Debenture may be converted into Conversion Shares at the option of the Investor; provided, however, that if the average of the bid and ask prices for shares of the common stock of the Company for the thirty (30) trading days prior to the Maturity Date is equal to or greater than $2.00 a share then the conversion of the Principal Amount due under the Debenture shall be mandatory. The number of Conversion Shares issuable upon the Maturity Date shall be computed using a conversion price of $2.00 per share.

The Company may prepay the Debenture in full on or after the first anniversary of the Debenture, upon thirty (30) days' prior written notice to the Investor by paying the Principal Amount together with (i) accrued interest in cash or Conversion Shares in lieu of cash computed at the rate of thirty (30%) percent per annum and using a conversion price of $4.00 per share and (ii) a prepayment interest fee in an amount equal to seven and one-half (7.5%) per annum on the Principal Amount computed from the date of prepayment until the Maturity Date.

No underwriting discounts or commissions will be paid in connection with the issuance and sale of the Debenture or the issuance of the Conversion Shares upon the conversion of the Debenture by the Investor. The issuance of the Debenture is exempt from registration under Regulation S (“Regulation S”) promulgated under the Exchange Act of 1934, as amended, because the Debenture was sold in an offshore transaction, to a non-U.S. person, and was negotiated and consummated outside of the United States. Upon the conversion of the Debenture, the Company believes the Conversion Shares will be issued in a private transaction pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The Company did not engage in a distribution of the Debenture or the Conversion Shares in the United States.

The delay in filing this Form 8-K is due to translation of the Agreement which was executed in the German language. An English translation of the Agreement is annexed to this Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.01	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Form of Agreement dated September 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNECTIVE, INC.

Date: September 15, 2008	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President